UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  07/22/2010

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  0-49629

DE	33-0933072
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

17872 Cartwright Road, Irvine, CA 92614
(Address of principal executive offices, including zip code)

949-399-4500
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

On July 26, 2010, the Registrant announced that it has completed its private placement offering with accredited investors of Common Stock Units (the "Offering"). The Offering was closed in several tranches beginning on April 30, 2010. Each Unit consisted of 1,000 shares of common stock and a warrant to purchase up to an additional 200 shares of common stock. Pursuant to the Offering, the Registrant received gross proceeds totaling approximately $10.9 million and issued to the Investors approximately 19.7 million shares of common stock and warrants to purchase up to approximately 3.9 million shares ("Investor Warrants"). The Investor Warrants cannot be exercised for a period of 6 months from the date of issuance, have a term of five years and an exercise price of $0.91 per share.   The form of Subscription Agreement and Investor Warrant was filed as Exhibit 10.1 and Exhibit 10.2 to the Registrant's Current Report on Form 8-K filed on May 6, 2010.

J.P. Turner & Company, LLC ("JP Turner") served as the exclusive placement agent in the Offering, and in consideration for its services received (i) an aggregate cash fee of approximately $1.4 million, (ii) a concession warrant with a term of three years to purchase up to approximately 1.9 million shares of common stock ("Concession Warrant"), and (iii) a retainer warrant with a term of five years to purchase up to .5 million shares of common stock ("Retainer Warrant"). The Concession Warrant and Retainer Warrant have an exercise price of $0.91 per share, cannot be exercised for a period of six months from the date of issuance, and contain a cashless exercise feature and standard anti-dilution provisions. The foregoing description of the Concession Warrant is qualified by reference to the complete terms of such Concession Warrant, the form of which is filed herewith as Exhibit 10.1. The foregoing description of the Retainer Warrant is qualified by reference to the complete terms of such Retainer Warrant, the form of which was filed as Exhibit 10.3 to the Registrant's Current Report on Form 8-K filed on May 6, 2010.

On July 26, 2010, the Registrant issued a press release announcing the Registrant's closing of the Offering. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 3.02.    Unregistered Sales of Equity Securities

The disclosures made under Item 1.01 are incorporated in this Item 3.02 by reference. The securities were issued to accredited investors in a transaction exempt from registration pursuant to Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder. The sale of securities did not involve a public offering and was made without general solicitation or advertising. The Investors have represented that they are accredited investors, as that term is defined in Regulation D, and that they have acquired the securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

Item 9.01.    Financial Statements and Exhibits

10.1 - Form of Concession Warrant
99.1 - Press Release dated July 26, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.

Date: July 26, 2010	By:	/s/ W. Brian Olson
W. Brian Olson
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
EX-10.1	Form of Concession Warrant
EX-99.1	Press Release dated July 26, 2010